UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1602779
(State of incorporation or organization)	(IRS Employer Identification No.)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500

Austin, Texas 78759

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share Warrants	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261735

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The shares of common stock, $0.0001 par value per share (the “Common Stock”), of QSAM Bioscience, Inc., a Delaware corporation (the “Company”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2014, as amended (SEC File No. 000-55148). In connection with listing of the Company’s Common Stock, which is currently quoted on the OTC Markets OTCQB electronic quotation system under the symbol “QSAM,” and Warrants, on The Nasdaq Stock Market LLC, shares of the Common Stock and Warrants are hereby being registered pursuant to Section 12(b) of the Exchange Act.

The Company hereby incorporates by reference the description of its Common Stock and Warrants to be registered hereunder contained under the heading “Description of Our Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-261735), as originally filed with the SEC on December 17, 2021, and subsequently amended from time to time (the “Registration Statement”). The description of the Common Stock and Warrants included in any form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QSAM BIOSCIENCES, INC.

	By:	/s/ Douglas R. Baum
	Name:	Douglas R. Baum
	Title:	Chief Executive Officer

Date: March 28, 2022